EXHIBIT 99

P. O. BOX 10 — MARTINS FERRY, OHIO 43935 — Phone: 740/633-BANK         Fax:740/633-1448

We are United to Better Serve You

PRESS RELEASE

United Bancorp, Inc. 201 South Fourth Street, Martins Ferry, OH 43935

Contact:	Scott A. Everson	Randall M. Greenwood
	President and CEO	Senior Vice President, CFO and Treasurer
Phone:	(740) 633-0445 Ext. 6154	(740) 633-0445 Ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:         1:00 p.m. October 24, 2014

Subject:	United Bancorp, Inc. Reports Quarterly Diluted Earnings per Share of $0.38 for the Nine Months Ended September 30, 2014, and $0.14 for the Three Months Ended September 30, 2014 driven by a Growth in Core Earnings

MARTINS FERRY, OHIO ♦♦♦ United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported diluted earnings per share for the nine months ended September 30, 2014 of $0.38 compared to $0.41 for the same period in 2013. Both net income and diluted earnings per share decreased for the nine months ended September 30, 2014 due to a net decrease of $900,000 related to a non-core, tax-exempt BOLI benefit. Excluding this net BOLI benefit, core earnings realized for the nine months ended September 30, 2014 increased by $805,000. On a linked quarter basis, earnings have increased for each of the quarterly periods in the current year and it is anticipated that this positive trend will continue in the coming quarters. The increase in core earnings for the nine months ended September 30, 2014 can be attributed to several key factors including a reduction in the provision for loan losses, a reduction in the provision for losses on impairment on foreclosed real estate, an increase in service charge income and a decrease in the level of overall non-interest expense or overhead. Each of these factors has led to continued core earnings improvement this year as explained below.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “We are very happy to report on the core earnings improvement of our Company for the nine months ended September 30, 2014. From an operating perspective, the Company’s net interest margin improved to 3.86% as of September 30, 2014 compared to 3.59% the prior year. The Company was able to improve its margin by originating quality loans and decreasing its levels of higher costing deposits and lower-yielding investment alternatives at the Federal Reserve. On a year-over-year basis, Average loans were up by $17.8 million, or 6.01%, while higher costing time deposits and short term, lower-yielding investment alternatives, listed as Average cash and due from Federal Reserve Bank, were down by $12.3 million, or 14.85%, and $29.9 million, or 46.22%, respectively. The Company continued to keep its excess funds in lower-yielding investment alternatives, which totaled $34.7 million on an average basis as of September 30, 2014, and resist the temptation of extending the duration of its investment portfolio to achieve higher investment yields which would produce higher levels of revenue in the present term. This conservative posture continued to be maintained to protect the Company’s capital and earnings when interest rates increase in future periods to more normalized levels. The Company’s investment in marketable securities declined on an average basis by $7.2 million, or 19.47%, from September 30, 2013 to September 30, 2014 to a level of $29.8 million. The Company’s credit quality improved as non-accrual loans were down $1.5 million, or 51.58%, to a level of $1.4 million and net loans charged off were $528,000, or 0.17% of average loans, which was down by $229,000, or 30.23%, from the previous year. With the improvement in credit quality, the Company decreased the provision for loan losses which was $657,000 for the nine months ended September 30, 2014 compared to $1,013,106 for the nine months ended September 30, 2013, a decrease of $356,000. Even with this reduction in the provision for loan losses, the overall total allowance for loan losses to total loans was 0.97% resulting in a total allowance for loan losses to nonperforming loans of 221.92%, compared to 0.99% and 105.34% respectively at September 30, 2013. With this continued trend of improving credit quality and coverage, the Company projects a further reduction of its provision for loan losses which will have a positive impact on future core earnings.

The Company continued to see a positive return on its strategy of attracting additional customers into lower-cost funding accounts while allowing higher-cost funding to run off. From September 30, 2013 to September 30, 2014, its lower-cost funding accounts increased $15.3 million or 6.5%. This higher level of transaction-type accounts contributed to service charges on deposit accounts increasing by $346,000, or 20.27%, on a year-over-year basis as of September 30, 2014. As the Company continues with this focus of attracting a higher level of transactional-type accounts, it is projected this trend of increasing service charges on deposit accounts will continue even with the heightened implementation of the Dodd-Frank Act which could have a limiting effect on the level of revenue realized per account. This potential limitation will be offset by the Company’s focus on attracting a higher number of transaction accounts that can generate fee based income. Lastly, noninterest expense decreased on a year-over-year basis by $553,000 or 5.23%. Without the previously disclosed impairment charge of $152,720 taken in the first quarter of this year relating to a foundational collapse that rendered a bank-owned foreclosed real estate property in a condemned state, non-interest expense would have decreased even further for the nine months ended September 30, 2014. The major components of this decrease in non interest expense are reduced salary and benefits costs, reduced provision for losses on foreclosed real estate and decreased Ohio Franchise taxes due to a change in tax laws. Our goal is controlling our noninterest expense while continuing to build and strengthen our operational foundation which will lead to future growth, higher levels of core earnings and, ultimately, a higher level of performance. In the first nine months of this year, we have successfully met this objective and will continue with this focus in the coming quarters.” Greenwood concluded, “With our new retail and training facility which opened toward the end of the second quarter of 2013, the shifting of lower yielding liquid assets into higher yielding quality loans, the continuing growth in service charge income on deposit accounts, the controlling of our overhead and the potential lowering of our loan loss provision, we are projecting continued improvement in our profitability.”

Scott A. Everson, President and CEO stated, “Our conservative risk management posture of keeping our liquidity in short term, lower-yielding investments and not leveraging our investment portfolio by stretching for yield has had somewhat of a limiting effect on our earnings over the course of the past few years. Even with this reality, we firmly believe that our present posture is the prudent one to take with the anticipation of interest rates increasing as the Federal Reserve eases out of its current monetary policy which began this past December with the tapering of its level of asset purchases under its quantitative easing policy (QE). This tapering of asset purchases by the Federal Reserve continues and is anticipated to come to a conclusion by year-end. The Fed’s planned finalization of QE coupled with the anticipation of the easing out of its zero interest rate policy (ZIRP) could put pressure on interest rates to increase within the next twelve to eighteen months. At present, we continue to aggressively make more asset sensitive, quality loans in our banking communities and resist seeking a higher return by stretching the duration of our investment portfolio until we see rates tied to longer-term investment alternatives, such as the 10 Year U.S. Treasury, reach more normalized historic levels. By investing in longer maturity securities today, we could expose our shareholders to losses in capital and earnings when interest rates normalize upward. As you can see in our financial statements, this conservative investment strategy has helped our Company preserve its book value, which improved on a year-over-year basis from $7.72 to $8.30, an increase of 7.51%, and has increased our shareholder’s equity by $3.0 million, or 8.2%, and equity to assets to a level of 9.97% as of September 30, 2014. We continue to be satisfied with our current strategy which has led to higher levels of core earnings and has enabled us to maintain our very generous dividend policy with our cash dividend having a market yield of 3.97% based upon our closing price this past quarter end. Our strategy has also led to our maintaining higher levels of capital and reserves which places our Company in the well-capitalized classification and gives us the ability to quickly grow our earning assets when it is more optimal to do so. We are extremely proud of the fact that our Company was recognized this year by American Banker Magazine as one of the top twenty-five publically traded U.S. banks and thrifts with the highest dividend yield in our country… coming in at number sixteen.” Everson concluded, “We continue to project our present strategy will lead to higher levels of core earnings in the coming quarters as we shift more of our lower-yielding liquid investments into higher-yielding quality loans and attract a higher level of low costing, fee generating accounts to our Company. In addition, we firmly believe that our Company will benefit when interest rates reach more normalized levels and we can comfortably leverage our capital by growing our investment portfolio to levels at which we are more historically accustomed. With our focused commitment to remaining disciplined with our strategy and the improving core earnings of our Company over the course of the past year, we have seen our market value improve by closing on September 30, 2014 at $8.06, an increase of 20.84% from September 30, 2013. Being a strong and profitable Company in this presently changing regulatory and economic environment and rewarding our owners with solid growth in their shareholder value continues to be our priority and our long term focus.”

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $402.8 million and total shareholder’s equity of approximately $40.1 million as of September 30, 2014. Through its single bank charter with its nineteen banking offices, a dedicated training center and an operations center, The Citizens Savings Bank through its Community Bank Division serves Athens and Fairfield Counties and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas Counties in Ohio. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “project,” “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

United Bancorp, Inc. (“UBCP”)

For the Three Months Ended September 30,	%
2014	2013	Change
Earnings
Interest income on loans	$3,674,510	$3,716,158	-1.12%
Loan fees	283,510	280,179	1.19%
Interest income on securities	177,697	234,458	-24.21%

Total interest income	4,135,717	4,230,795	-2.25%
Total interest expense	615,752	750,102	-17.91%

Net interest income	3,519,965	3,480,693	1.13%
Provision for loan losses	225,000	354,059	-36.45%
Net interest income after provision for loan losses	3,294,965	3,126,634	5.38%
Service charges on deposit accounts	723,896	627,484	15.36%
Net realized gains on sale of loans	6,304	4,205	49.92%
BOLI benefit in excess of surrender value	—	935,000	N/A
Net realized gain on sale of other real estate and repossessions	10,256	—	N/A
Gain on sales of available-for-sale securities -net	26,660	—	N/A
Other noninterest income	203,134	224,810	-9.64%
Total noninterest income	970,250	1,791,499	-45.84%
FDIC insurance premiums	56,999	74,399	-23.39%
Provision for losses on impairment of foreclosed real estate	16,920	219,750	N/A
Other noninterest expense
(Excluding FDIC insurance premiums and provision for losses on impairment of foreclosed real estate)	3,177,625	3,538,661	-10.20%
Total noninterest expense	3,251,544	3,832,810	-15.17%
Income tax expense	295,456	6,518	4432.92%

Net income	$718,215	$1,078,805	-33.42%

Per share
Earnings per common share - Basic	$0.14	$0.22	-36.36%
Earnings per common share - Diluted	0.14	0.22	-36.36%
Cash Dividends paid	0.08	0.07	14.29%

Shares Outstanding
Average - Basic	4,857,652	4,804,957	—
Average - Diluted	4,933,466	4,864,621	—

For the Nine Months Ended September 30,	%
2014	2013	Change
Earnings
Interest income on loans	$11,077,918	$11,164,776	-0.78%
Loan fees	696,833	801,017	-13.01%
Interest income on securities	592,127	806,885	-26.62%

Total interest income	12,366,878	12,772,678	-3.18%
Total interest expense	1,862,002	2,374,772	-21.59%

Net interest income	10,504,876	10,397,906	1.03%
Provision for loan losses	657,000	1,013,106	-35.15%
Net interest income after provision for loan losses	9,847,876	9,384,800	4.93%
Service charges on deposit accounts	2,052,416	1,706,467	20.27%
Net realized gains on sale of loans	22,459	54,545	-58.82%
BOLI benefit in excess of surrender value	35,398	935,000	N/A
Net realized gain on sale of other real estate and repossessions	10,256	—	N/A
Gain on sales of available-for-sale securities -net	26,660	—	N/A
Other noninterest income	620,091	647,854	-4.29%
Total noninterest income	2,767,280	3,343,866	-17.24%
FDIC insurance premiums	193,997	230,839	-15.96%
Provision for losses on impairment of foreclosed real estate	179,340	230,090	-22.06%
Net realized loss on sale of other real estate and repossessions	—	15,419	N/A
Other noninterest expense

(Excluding FDIC insurance premiums, net realized loss on sale of other real estate and repossessions and provision for losses on impairment of foreclosed real estate)	9,663,847	10,103,900	-4.36%
Total noninterest expense	10,037,184	10,590,588	-5.23%
Income tax expense	659,516	124,800	428.46%

Net income	$1,918,456	$2,013,278	-4.71%

Per share
Earnings per common share - Basic	$0.38	$0.41	-7.32%
Earnings per common share - Diluted	0.38	0.41	-8.21%
Cash dividends paid	0.24	0.21	14.29%
Shares Outstanding
Average - Basic	4,841,235	4,805,811	—
Average - Diluted	4,917,049	4,865,475	—
At quarter end
Total assets	$402,813,210	$400,081,381	0.68%
Total assets (average)	405,256,000	423,371,000	-4.28%
Other real estate and repossessions	1,237,234	2,265,515	-45.39%
Gross loans	312,743,549	298,108,752	4.91%
Allowance for loan losses	3,024,070	2,964,519	2.01%
Net loans	309,719,479	295,144,233	4.94%
Net loans charged off	527,874	756,632	-30.23%
Non-accrual loans	1,362,707	2,814,229	-51.58%
Loans past due 30+ days (excludes non accrual loans)	1,852,490	1,280,229	44.70%
Average loans	313,764,000	295,965,000	6.01%
Cash and due from Federal Reserve Bank	37,367,426	41,217,822	-9.34%
Average cash and due from Federal Reserve Bank	34,732,000	64,582,000	-46.22%
Securities and other required stock	30,062,736	34,947,821	-13.98%
Average securities and other required stock	29,766,000	36,961,000	-19.47%
Intangible asset	96,240	215,280	-55.30%
Mortgage servicing asset	74,573	91,387	-18.40%
Total deposits	320,479,835	317,482,766	0.94%
Non interest bearing demand	66,714,536	63,283,722	5.42%
Interest bearing demand	113,689,015	103,231,738	10.13%
Savings	69,713,351	68,333,984	2.02%
Time	70,362,933	82,633,322	-14.85%
Securities sold under agreements to repurchase	9,133,669	10,529,302	-13.25%
Advances from the Federal Home Loan Bank	26,779,615	27,146,312	-1.35%
Shareholders’ equity	40,142,002	37,113,206	8.16%
Shareholders’ equity (average)	39,632,000	37,118,000	6.77%
Stock data
Market value - last close (end of period)	$8.06	$6.67	20.84%
Dividend payout ratio	63.16%	50.72%	24.51%
Price earnings ratio	15.21	x	12.58	x	20.84%
Book value (end of period)	8.30	7.72	7.51%
Market price to book value	97.11%	86.40%	12.40%
Key performance ratios
Return on average assets (ROA)	0.63%	0.63%	0.00%
Return on average equity (ROE)	6.45%	7.23%	-0.78%
Net interest margin (federal tax equivalent)	3.86%	3.59%	0.27%
Interest expense to average assets	0.61%	0.75%	-0.14%
Total allowance for loan losses to nonaccrual loans	221.92%	105.34%	116.58%
Total allowance for loan losses to total loans	0.97%	0.99%	-0.02%
Nonaccrual loans to total loans	0.44%	0.94%	-0.50%
Nonaccrual assets to average assets	0.64%	1.20%	-0.56%
Net charge-offs to average loans	0.17%	0.26%	-0.09%
Equity to assets at period end	9.97%	9.28%	0.69%